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                                                                    EXHIBIT 3.14

                                    BY-LAWS

                                       OF

                          MARSAM PHARMACEUTICALS INC.
                            (A DELAWARE CORPORATION)
                                   ARTICLE I

                                  Stockholders

  Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

  Section 2. Annual Meetings. Annual meetings of stockholders shall be held on such date during the month of May of each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the stockholders shall elect a Board of Directors by plurality vote and transact such other business as may be properly brought before the meeting.

  Section 3. Special Meetings. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

  Section 4. Notice of Meetings. Written notice of each meeting of the stockholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of

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Directors to each stockholder entitled to vote at the meeting at least ten, but not more than sixty, days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is called and no other business shall be transacted thereat except as stated in such notice.

  Section 5. Quorum; Adjournments of Meetings. The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time, until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

  Section 6. Voting. At any meeting of the stockholders every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By-Laws, shall have one vote for each such share standing in his name on the books of the Corporation. Except as otherwise required by statute, the

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Certificate of Incorporation or these By-Laws, all matters, other than the election of directors, brought before any meeting of the stockholders shall be decided by a vote of a majority in interest of the stockholders of the Corporation present in person or by proxy at such meeting and voting thereon, a quorum being present.

  Section 7. Inspectors of Election. The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of stockholders, shall have power to appoint one or more persons to act as inspectors of election at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

  Section 8. Chairman of Meetings. The Chairman of the Board or, in his absence, the President shall preside at all meetings of the stockholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as Chairman of the meeting.

  Section 9. Secretary of Meetings. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

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                                  ARTICLE II

                              Board of Directors

  Section 1. General Powers. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the affairs, business and property of the Corporation shall be managed and controlled by the Board of Directors. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

  Section 2. Number of Directors. The number of directors of the Corporation (exclusive of directors to be elected by the holders of any one or more classes or series of Preferred Stock of the Corporation or any other class or series of stock of the Corporation which may at some time be outstanding, voting separately or as a class or classes) shall not be less than three nor more than fifteen, and may be changed from time to time by action of not less than a majority of the members of the Board then in office. Whenever the words "whole Board", "entire Board" or "total number of directors" are used in these By-Laws, such words shall mean the number of directors fixed by the Board and then in effect in accordance with the provisions of the Certificate of Incorporation or these By-Laws.

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  Section 3. First Meeting. The first meeting of each newly elected Board of
Directors, of which no notice shall be necessary, shall be held immediately following the annual meeting of stockholders or any adjournment thereof at the place the annual meeting of stockholders was held at which such directors were elected, or at such other place as a majority of the members of the newly elected Board who are then present shall determine, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

  Section 4. Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

  Section 5. Special Meetings. Special Meetings of the Board of Directors may be called by order of the Chairman of the Board, the President or any two directors. Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing the same at least three days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

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  Section 6. Attendance by Communications Equipment. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors or of any committee designated by the Board may participate in a meeting of the Board or any such committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other. Participation in any meeting by such means shall constitute presence in person at such meeting. Any meeting at which one or more of the members of the Board of Directors or of a committee designated by the Board of Directors shall participate by means of conference telephone or similar communications equipment shall be deemed to have been held at the place designated for such meeting, provided that at least one member is at such place while participating in the meeting.

  Section 7. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

  Section 8. Quorum; Vote. A majority of the directors then in office shall constitute a quorum for the transaction of

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business, but less than a quorum may adjourn any meeting to another time or place from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all matters coming before any meeting of the Board of Directors shall be decided by the vote of a majority of the directors present at the meeting, a quorum being present.

  Section 9. Compensation. A director or member of a committee may serve the Corporation in any other capacity and receive compensation therefor. Each director or member of a committee, other than directors who are officers or employees of the Corporation, may receive for his services as director or member of a committee, compensation (whether in the form of attendance fees, fixed remuneration, or otherwise) in such amount as may be fixed from time to time by the Board of Directors, in addition to reimbursement of traveling or like expenses.

                                  ARTICLE III

                                  COMMITTEES

  Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members an Executive Committee to consist of three or more members and may designate one of such members as chairman. The Board may also designate one or more of

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its members as alternates to serve as a member or members of the Executive
Committee in the absence of a regular member or members. Except as provided in
Section 4 of this Article III, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and the Executive Committee may authorize the seal of the Corporation to be affixed to all papers which may require it.

  Section 2. Other Committees. The Board of Directors, acting by a majority of the whole Board, may also appoint from among its own members or otherwise such other committees as the Board may determine, to have such powers and duties as shall from time to time be prescribed by the Board and which, in the discretion of the Board, may be designated as committee of the Board.

  Section 3. Quorum and Discharge. A majority of the entire committee shall constitute a quorum for the transaction of business of any committee and may fix its rules of procedure. The Board of Directors may discharge any committee either with or without cause at any time.

  Section 4. Powers of Committees. No committee designated or appointed by the Board of Directors shall have the power or authority of the Board in reference to (a) amending the Certificate of Incorporation, (b) adopting an agreement of merger or consolidation, (c) recommending to the stockholders the sale,

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lease or exchange of all or substantially all of the Corporation's property and assets, (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, (e) amending the By-Laws of the Corporation, (f) declaring dividends, (g) designating committees, (h) filling vacancies among committee members or (i) removing officers. The Executive Committee shall have the power and authority of the Board to authorize the issuance of shares of capital stock of the Corporation of any class or any series of any class. The Stock Option Committee appointed to administer the Stock Option Plan of the Corporation shall have the power and authority of the Board to authorize the issuance of shares of capital stock issuable upon the exercise of options granted under the Stock Option Plan of the Corporation as the same may from time to time exist.

  Section 5. Committee Meetings. Regular meetings of any committee designated or appointed by the Board of Directors shall be held at such times and places and on such notice, if any, as the committee may from time to time determine. Special meetings of any committee designated or appointed by the Board may be called by order of the Chairman of the Board, Vice Chairman of the Board, President of the Corporation, Chairman of the committee or any two members of any such committee. Notice shall be given of the time and place of each special meeting by mailing the same at least two days before the meeting or by telephoning, telegraphing or delivering personally the same at least twenty-

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four hours before the meeting to each committee member. Except as otherwise specified in notice thereof or as required by law, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any regular or special meeting of a committee. The Secretary of the Corporation shall keep the minutes of the meetings of all committees designated or appointed by the Board of Directors and shall be the custodian of all Corporation records.

                                  ARTICLE IV

                                   Officers

  Section 1. Number and Designation. The Board of Directors shall elect the officers of the Corporation, which shall include a President, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairman of the Board, Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate. Any two offices may be held by one person, but in any case where the By-Laws or resolutions of the Board of Directors provide for the signature of the incumbents of two or more officers of the Corporation upon the certificates of stock, notes, checks or other instruments or documents issued by the Corporation, no one person shall sign in more than one capacity.

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  Section 2. Term of Office; Removal and Vacancy. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors. Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

  Section 3. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to his respective office as well as such powers and duties as from time to time may be conferred upon him by the Board of Directors. Unless otherwise ordered by the Board of Directors after the adoption of these By-Laws, the Chairman of the Board, or, when the office of Chairman of the Board is vacant, the President, shall be the chief executive officer of the Corporation.

  Section 4. Power to Vote Stock. Unless otherwise ordered by the Board of Directors, the Chairman of the Board and the President each shall have full poser and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation in which this Corporation may hold stock, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute

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and deliver proxies, waivers and consent son behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                                   ARTICLE V

                                 Capital Stock

  Section 1. Certificates of Stock. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice Chairman of the Board or the president or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

  Section 2. Transfer of Stock. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof, in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the Corporation or its agents may require.

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  Section 3. Ownership of Stock. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

                                   ARTICLE VI

                                 Miscellaneous

  Section 1. Corporate Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and the year and State of incorporation.

  Section 2. Fiscal Year. The Board of Directors shall have power to fix, and form time to time to change, the fiscal year of the Corporation.

  Section 3. Waiver of Notice. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director, member of any committee or officer to whom such notice is required to be given, before or after the meeting or other action of which notice was required to be given.

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                                  ARTICLE VII

                                   Amendment

  The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation subject to the power of the stockholders to amend or repeal the By-Laws made or altered by the Board of Directors.

                                 ARTICLE VIII

                                Indemnification

  The Corporation may indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by law.

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